EXHIBIT 99.3


                             CONSENT TO BE NAMED IN
                            REGISTRATION STATEMENT OF
                           FLAG FINANCIAL CORPORATION


         The undersigned hereby consents to be named as a director nominee of FLAG in the prospectus contained in the Registration Statement on Form S-4 of FLAG Financial Corporation.



                                        /s/ Robert G. Cochran
                                        ---------------------
                                        Robert G. Cochran




                                        May 20, 1999
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                                        Date